Exhibit 2.1
EXTENSION OF TIME PURSUANT TO ARTICLE IV OF THE
PURCHASE AND ASSUMPTION AGREEMENT AMONG
FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF
SILICON VALLEY BRIDGE BANK, NA; FEDERAL DEPOSIT
INSURANCE CORPORATION; AND FIRST-CITIZENS BANK & TRUST COMPANY
EFFECTIVE MARCH 27, 2023

This Extension of Time between the Receiver and First-Citizens Bank & Trust Company relates to Article IV of the Purchase and Assumption Agreement effective March 27, 2023:
First-Citizens Bank & Trust Company has requested, and the Receiver has determined that it is in its best interest to extend the deadline set forth below.
Article IV, Section 4.6(b)(f) is hereby extended to permit First-Citizens Bank & Trust Company to exercise its option with respect to Leased Bank Premises and Furniture and Equipment. The new deadline for First-Citizens Bank & Trust Company to exercise such option is June 26, 2023.
IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, effective March 27, 2023.
FEDERAL DEPOSIT INSURANCE CORPORATION, AS RECEIVER OF SILICON VALLEY BRIDGE BANK, NA
SANTA CLARA, CALIFORNIA

BY:    /s/ Marilil Reeves
NAME:    Marilil J. Reeves
TITLE:    Chief, Settlements Section

FIRST-CITIZENS BANK & TRUST COMPANY
RALEIGH, NORTH CAROLINA

BY:    /s/ Julie M. Sizer
NAME:    Julie M. Sizer
TITLE:    Chief Bank Operations Officer

    Extension of Time pursuant to Article IV of the
Purchase and Assumption Agreement

Silicon Valley Bridge Bank, NA, Santa Clara, CA

EXTENSION OF TIME PURSUANT TO ARTICLE IV OF THE
PURCHASE AND ASSUMPTION AGREEMENT AMONG
FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF SILICON VALLEY BRIDGE BANK, NA; FEDERAL DEPOSIT
INSURANCE CORPORATION; AND FIRST-CITIZENS BANK & TRUST COMPANY
EFFECTIVE MARCH 27, 2023

This Extension of Time between the Receiver and First-Citizens Bank & Trust Company relates to Article IV of the Purchase and Assumption Agreement effective March 27, 2023:
First-Citizens Bank & Trust Company has requested, and the Receiver has determined that it is in its best interest to extend the deadline set forth below.
Article IV, Section 4.6(g)(i)(ii) is hereby extended for First-Citizens Bank & Trust Company with respect to Surrendering Bank Premises and requirement related to Furniture and Equipment. The deadline for First-Citizens Bank & Trust Company to surrender Leased Bank Premises and requirement related to Furniture and Equipment will be extended to September 25, 2023.
IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, effective March 27, 2023.
FEDERAL DEPOSIT INSURANCE CORPORATION, AS RECEIVER OF SILICON VALLEY BRIDGE BANK, NA
SANTA CLARA, CALIFORNIA

BY:    /s/ Marilil Reeves
NAME:    Marilil J. Reeves
TITLE:    Chief, Settlements Section

FIRST-CITIZENS BANK & TRUST COMPANY
RALEIGH, NORTH CAROLINA

BY:    /s/ Julie M. Sizer
NAME:    Julie M. Sizer
TITLE:    Chief Bank Operations Officer
Extension of Time pursuant to Article IV of the
Purchase and Assumption Agreement

Silicon Valley Bridge Bank, NA, Santa Clara, CA